Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
NEWS RELEASE

Inland Real Estate Corporation Contact:
Dawn Benchelt, Investor Relations Director, Media Relations
(630) 218-7364
ir@inlandrealestate.com

Inland Real Estate Corporation Announces Third Quarter Results
- FFO Adjusted for the Quarter Increases 18.2 Percent Year-Over-Year to $0.26 Per Common Share -
- Acquires Three Walmart-Anchored Centers and One Anchored by Whole Foods
for a Total Purchase Price of $49.1 Million -

OAK BROOK, IL (November 7, 2013) - Inland Real Estate Corporation (NYSE:IRC), a leading real estate investment trust that owns and operates high quality, necessity and value based retail centers in select markets in the Midwest, today announced financial and operational results for the three and nine months ended September 30, 2013.

Quarter and Recent Highlights:

•
Reported Funds from Operations (FFO) per common share of $0.27 and FFO adjusted for non-cash items net of taxes, per common share of $0.26 for the third quarter of 2013, representing increases of 22.7 percent and 18.2 percent, respectively, over the quarter ended September 30, 2012.

•
Consolidated same store net operating income (NOI) increased 11.6 percent for the quarter and 5.4 percent for the nine months ended September 30, 2013, over the comparable periods in 2012. Excluding lease termination income, consolidated same store NOI increased 3.1 percent for the quarter and the first nine months of 2013, over the three and nine months ended September 30, 2012.

•	Total portfolio leased occupancy was 94.3 percent and financial occupancy was 91.3 percent at September 30, 2013, representing increases of 120 and 70 basis points, respectively, over one year ago.

•	Executed 92 leases for 449,714 square feet within the total portfolio during the quarter, representing an increase in square feet leased of 6.0 percent over the third quarter of 2012.

•	Increased average base rent for new and renewal leases signed within the total portfolio during the quarter by 4.2 percent and 8.2 percent, respectively, over expiring average rents.

•
The Company’s joint venture with PGGM entered into a joint venture with private developers to construct a 92,512-square-foot Mariano’s-anchored shopping center in the Chicago suburb of Evergreen Park. The joint venture with PGGM also acquired three Walmart-anchored shopping centers in the Milwaukee market for a total purchase price of $24.2 million and a Whole Foods/CVS anchored shopping center in the Cleveland market for $24.9 million.

•	The Company sold three neighborhood centers and 66-acres of vacant land for a total price of $14.8 million and a net gain of $1.4 million.

•	Entered into amended and restated unsecured credit facilities totaling $360 million, with an increase in total capacity, extended terms and improved pricing.

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“We continue to make meaningful progress on our strategic objectives, which include enhancing portfolio performance, expanding our operating platform and strengthening our balance sheet,” said Mark Zalatoris, president and chief executive officer of Inland Real Estate Corporation. “For the quarter, we recorded a strong 3.1 percent increase in consolidated same store net operating income (excluding lease termination income), a 120-basis-point gain in total portfolio leased occupancy over one year ago, the 11th consecutive quarter of positive rent spreads on new leases and continued positive spreads on renewals. In addition, we used the proceeds from sales of non-core assets to acquire high quality retail centers that improve our retailer and geographic diversification, which will continue as we expand our platform going forward. Finally, we improved our financial flexibility and cost of capital by negotiating amended credit facilities that provide additional borrowing capacity, extended terms and improved pricing.”

Financial Results for the Quarter
For the quarter ended September 30, 2013, FFO attributable to common stockholders was $27.1 million, compared to $19.4 million for the third quarter of 2012. On a per share basis, FFO was $0.27 (basic and diluted) for the third quarter of 2013, compared to $0.22 for the third quarter of 2012.

FFO adjusted for non-cash items was $26.1 million, compared to $19.5 million for the third quarter of 2012. On a per share basis, FFO adjusted for those items was $0.26 (basic and diluted), compared to $0.22 for the year ago quarter. The variance between FFO and FFO adjusted for 2013 was due to an adjustment of approximately $1.0 million for income tax expense related to the reversal of the valuation allowance associated with previously impaired property sold during the quarter.

FFO and FFO adjusted increased compared to the third quarter of 2012 primarily due to higher revenue from new and renewed leases, acquisitions (including the consolidation of assets formerly in the NYSTRS joint venture) increased tenant recoveries and lease termination fee income; plus increases in net operating income from unconsolidated properties (recorded in equity in earnings of unconsolidated joint ventures). The increases in FFO and FFO adjusted were partially offset by higher real estate tax expense recorded for the quarter.

Net income attributable to common stockholders for the third quarter of 2013 was $3.5 million, compared to a net loss of $0.5 million for the third quarter of 2012. On a per common share basis, net income attributable to common stockholders was $0.04 (basic) and $0.03 (diluted), compared to net loss of $0.01 (basic and diluted) for the prior year quarter. Net income for the quarter increased due to the same items that impacted FFO adjusted. The gain in net income was partially offset by higher depreciation and amortization expense related to new acquisitions and the consolidation of assets formerly held in the NYSTRS joint venture.

Financial Results for the Nine Months Ended September 30, 2013
For the nine months ended September 30, 2013, FFO attributable to common stockholders was $72.2 million, compared to
$61.4 million for the same period in 2012. On a per share basis, FFO for the nine-month period was $0.77 (basic and diluted), compared to $0.69 for the nine months ended September 30, 2012.

FFO, adjusted for asset impairment and other non-cash items was $68.7 million for the nine months ended September 30, 2013, compared to FFO adjusted of $56.9 million for the prior year period. On a per share basis, FFO adjusted was $0.73 (basic and diluted), compared to $0.64 for the same period of 2012. FFO and FFO adjusted increased due to higher operating income, higher gains on sales of interests in IPCC properties, lower interest expense, and increases in net operating income from unconsolidated properties and income from discontinued operations, net of gains on sale.

Net income attributable to common stockholders for the nine months ended September 30, 2013, was $109.9 million, compared to $1.7 million for the same period in 2012. On a per share basis, net income attributable to common stockholders was $1.17 (basic and diluted), compared to $0.02 for the nine months ended September 30, 2012. Net income for the nine-month period increased due to the same items that impacted FFO and FFO adjusted. In addition, net income increased due to gains related to the acquisition of NYSTRS' interest in the IN Retail Fund joint venture and settlement of receivables, partially offset by higher depreciation and amortization expense.

Reconciliations of FFO and FFO adjusted to net income attributable to common stockholders, calculated in accordance with U.S. GAAP, as well as FFO and FFO adjusted per share to net income attributable to common stockholders per share, are provided at the end of this news release.

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Portfolio Performance
Consolidated same store NOI was $25.7 million for the quarter and $72.6 million for the nine months ended September 30, 2013, representing increases of 11.6 percent and 5.4 percent, respectively, over the comparable prior year periods.
Excluding lease termination income, consolidated same store NOI for the three and nine months ended September 30, 2013, rose 3.1 percent over the comparable periods in 2012. The gain in consolidated same store NOI for the quarter was due to higher tenant recovery income and lease termination fee income. Consolidated same store NOI for the nine months ended September 30, 2013 increased due to the aforementioned items, plus increased annual base rents for new and renewal leases. Same store financial occupancy for the consolidated portfolio was 88.4 percent as of September 30, 2013, compared to 88.8 percent one year ago.

The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three and nine month periods during each year. A total of 90 of the Company's investment properties within the consolidated portfolio satisfied this criterion during these periods and are referred to as "same store" properties. Same store NOI is a supplemental non-GAAP measure used to monitor the performance of the Company's investment properties.

A reconciliation of consolidated same store NOI to net income attributable to common stockholders, calculated in accordance with U.S. GAAP, is provided at the end of this news release.

Leasing
For the quarter ended September 30, 2013, the Company executed 92 leases within the total portfolio aggregating 449,714 square feet of gross leasable area (GLA), an increase in square feet leased of 6.0 percent over the year ago quarter. Total leases executed included:

•	Fifty-nine renewal leases comprising 293,582 square feet of GLA, with an average rental rate of $15.62 per square foot, representing an increase of 8.2 percent over the average expiring rent;

•	Seventeen new leases comprising 115,539 square feet of GLA, with an average rental rate of $16.29 per square foot, representing an increase of 4.2 percent over the expiring rent; and

•
Sixteen non-comparable leases, comprising 40,593 square feet of GLA, with an average rental rate of $14.93 per square foot. The Company defines non-comparable leases as leases signed for expansion square footage or for space in which there was no former tenant in place for a period of twelve months or more.

On a blended basis, the 76 new and renewal leases signed within the total portfolio during the quarter had an average rental rate of $15.81 per square foot, representing an increase of 7.0 percent over the average expiring rent.

Leased occupancy for the total portfolio was 94.3 percent as of September 30, 2013, representing an increase of 120 basis points over the third quarter of 2012. Financial occupancy for the total portfolio was 91.3 percent as of September 30, 2013, representing an increase of 70 basis points over one year ago. The gain in total portfolio financial occupancy was due to rent commencements for new leases signed in prior months. Financial occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of the lease agreement, regardless of the actual use or occupation by that tenant of the area being leased, and excludes tenants in abatement periods.

EBITDA, Balance Sheet, Liquidity and Market Value
The Company reported earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for non-cash items, of $40.1 million for the quarter, compared to $34.2 million for the third quarter of 2012. Definitions and reconciliations of EBITDA and adjusted EBITDA to net income attributable to Inland Real Estate Corporation are provided at the end of this news release.

EBITDA coverage of interest expense, adjusted, was 3.6 times for the quarter ended September 30, 2013, compared to 2.8 times for the third quarter of 2012. The Company has provided EBITDA and related non-GAAP coverage ratios because it believes EBITDA and the related ratios provide useful supplemental measures in evaluating the Company's operating performance since expenses that may not be indicative of operating performance are excluded.

During the quarter the Company closed amended and restated unsecured credit facilities totaling $360 million. The amended agreement provides an increase of $10 million in total capacity; reduces applicable interest rate spreads and the capitalization rate used to determine asset value for purposes of covenant compliance under these facilities; and extends the term of the $180 million revolving credit facility and $180 million term loan to 2017 and 2018, respectively, with an option to further extend the revolver by 12 months.

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As of September 30, 2013, the Company had an equity market capitalization (common shares) of $1.0 billion, outstanding preferred stock of $110.0 million (at face value), and total debt outstanding of $1.0 billion (including the pro-rata share of debt in unconsolidated joint ventures and full face value of outstanding 5.0% convertible senior notes, due 2029) for a total market capitalization of approximately $2.2 billion.

The Company's debt-to-total market capitalization was 47.7 percent as of September 30, 2013, an improvement of 670 basis points from one year ago. Approximately 62.6 percent of total debt bears interest at fixed rates. As of September 30, 2013, the weighted average interest rate on the fixed rate debt was 5.18 percent and the overall weighted average interest rate, including variable rate debt, was 4.0 percent.

Dispositions
During the quarter, the Company sold three consolidated, non-core properties, including Berwyn Plaza in Berwyn, Ill., for $1.7 million; Eola Commons in Aurora, Ill., for $4.4 million; and Orland Greens in Orland Park, Ill., for $4.7 million. In addition, the Company sold a 66-acre outparcel at the North Aurora Towne Center III development for $4.0 million. The Company intends to invest proceeds from disposition of non-core assets into acquisitions of retail assets with higher growth potential. The Company recorded a total net gain on sale of $1.4 million for the assets sold during the quarter.

Joint Venture Activity
In September, the Company’s joint venture with Dutch pension fund advisor PGGM entered into a joint venture partnership with IBT Group, LLC and Pine Tree Commercial Realty to develop Evergreen Promenade, a 92,512-square-foot Mariano’s-anchored shopping center in the Chicago suburb of Evergreen Park, Ill. Including the lease signed with Mariano’s, owned by Roundy’s, Inc., the center is already over 95 percent pre-leased to national retailers. The venture broke ground on the project on October 31 and expects Mariano’s to open in the fall of 2014. Upon completion, the Company’s joint venture with PGGM will have the option to acquire 100 percent ownership in the shopping center.

On September 11, 2013, the Company’s joint venture with PGGM acquired a portfolio of three Walmart-anchored shopping centers in the Milwaukee area in an off-market transaction with a local developer for a total purchase price of $24.2 million, subject to future earnout payments. The acquisition includes the 54,198-square-foot Capital and 124th shopping center in Wauwatosa, Wis.; the 31,331-square-foot Pilgrim Village shopping center in Menomonee Falls, Wis.; and the 40,343-square-foot Timmerman Plaza in Milwaukee, Wis. On October 8, 2013, the Company’s joint venture with PGGM purchased a 139,000-square-foot Whole Foods/CVS anchored shopping center located in University Heights, a suburb of Cleveland, Ohio, for $24.9 million, excluding closing costs and adjustments. In addition to growing its platform, the Company believes the acquisitions strengthen the credit quality of its tenant base and improve the diversification metrics and growth profile of its portfolio.

During the quarter, the Company invested a total of approximately $12.0 million of equity in the venture with IPCC to acquire Freedom Commons, a community center in Naperville, Ill., one free-standing retail asset leased to Family Dollar located in Marion, Ill. and two free-standing assets leased to Dollar General located in Gale, Wis. and Lafayette, Wis. Subsequent to the close of the quarter, the Company invested $6.0 million in the IPCC venture to acquire a freestanding Mariano’s grocery store in Elmhurst, Ill.

Total fee income from unconsolidated joint ventures was approximately $1.6 million for the quarter, an increase of 6.2 percent over the prior year quarter. The increase was due to higher asset and property management fee income from additional assets under management through the joint ventures with PGGM and IPCC, and increased fee income earned on sales of interests through the joint venture with IPCC. The increase is partially offset by decreased management fee income after the consolidation of properties formerly held in the joint venture with NYSTRS.

Distributions
In July, August, September and October of 2013, the Company paid a monthly cash dividend to Preferred Stockholders of $0.169271 per share on the outstanding shares of its 8.125% Series A Cumulative Redeemable Preferred Stock. In addition, the Company has declared a cash dividend of $0.169271 per share on the outstanding shares of its Preferred Stock, payable on November 15, 2013, to Preferred Stockholders of record at the close of business on November 1, 2013. In July, August, September and October of 2013, the Company paid monthly cash distributions to Common Stockholders of $0.0475 per common share. The Company also declared a cash distribution of $0.0475 per common share, payable on November 18, 2013, to common stockholders of record at the close of business on October 31, 2013.

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Guidance
The Company now expects that for fiscal year 2013 FFO adjusted per common share (basic and diluted) will range from $0.94 to $0.96, and reaffirms that consolidated same store NOI, excluding lease termination income, will increase by 2 percent to 3 percent, and consolidated same store financial occupancy at year-end 2013 will range from 89 percent to 90 percent.

Conference Call/Webcast
Management will host a conference call to discuss the Company's financial and operational results for the third quarter of 2013, on Thursday, November 7, 2013, at 1:00 p.m. CT (2:00 p.m. ET). Hosting the conference call will be Mark Zalatoris, President and Chief Executive Officer; Brett Brown, Chief Financial Officer; and Scott Carr, President of Property Management. The live conference call can be accessed by dialing 1-888-317-6016 for callers within the United States, 1-855-669-9657 for callers dialing from Canada, or 1-412-317-6016 for other international callers. A live webcast also will be available on the Company's website at www.inlandrealestate.com. The conference call will be recorded and available for replay one hour after the end of the live event through 8:00 a.m. CT (9:00 a.m. ET) on November 21, 2013. Interested parties can access the replay of the conference call by dialing 1-877-344-7529 or 1-412-317-0088 for international callers, and entering the conference number 10034916. An online playback of the webcast will be archived for approximately one year within the investor relations section of the Company's website.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust (REIT) that owns and operates open-air neighborhood, community, power and lifestyle retail centers and single-tenant properties located primarily in the Midwestern United States. As of September 30, 2013, the Company owned interests in 161 investment properties, including 52 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately 15 million square feet. For additional information, including a copy of the Company's supplemental financial information for the three and nine months ended September 30, 2013, please visit www.inlandrealestate.com. To connect with Inland Real Estate Corporation via LinkedIn, please visit http://www.linkedin.com/company/inland-real-estate-corporation, or via Twitter at www.twitter.com/IRC_REIT.

Certain statements in this news release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not reflect historical facts and instead reflect our management's intentions, beliefs, expectations, plans or predictions of the future. Forward-looking statements can often be identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could." Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management's intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of the business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. These statements are not guarantees of future performance, and investors should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under Item 1A"Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission (the "SEC") on February 28, 2013 as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC. Among such risks, uncertainties and other factors are market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including dislocations and liquidity disruptions in the credit markets; the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; competition for real estate assets and tenants; impairment charges; the availability of cash flow from operating activities for distributions and capital expenditures; our ability to refinance maturing debt or to obtain new financing on attractive terms; future increases in interest rates; actions or failures by our joint venture partners, including development partners; and factors that could affect our ability to qualify as a real estate investment trust. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

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Consolidated Balance Sheets
(in thousands, except per share data)

	September 30, 2013	December 31, 2012
Assets:	(unaudited)
Investment properties:
Land	$397,981	313,261
Construction in progress	16,582	20,837
Building and improvements	1,157,434	957,794
	1,571,997	1,291,892
Less accumulated depreciation	342,807	329,997
Net investment properties	1,229,190	961,895
Cash and cash equivalents	18,891	18,505
Investment in securities	4,587	8,711
Accounts receivable, net	36,723	25,076
Mortgages receivable	—	12,955
Investment in and advances to unconsolidated joint ventures	127,539	129,196
Acquired lease intangibles, net	112,136	41,692
Deferred costs, net	20,949	19,436
Other assets	20,917	25,939
Total assets	$1,570,932	1,243,405

Liabilities:
Accounts payable and accrued expenses	$53,152	36,918
Acquired below market lease intangibles, net	44,179	12,976
Distributions payable	5,107	4,606
Mortgages payable	514,873	412,361
Unsecured credit facilities	335,000	305,000
Convertible notes	28,674	28,327
Other liabilities	13,328	33,014
Total liabilities	994,313	833,202

Stockholders’ Equity:
Preferred stock, $0.01 par value, 12,000 shares authorized; 4,400 8.125% Series A Cumulative Redeemable shares, with a $25.00 per share Liquidation Preference, issued and outstanding at September 30, 2013 and December 31, 2012, respectively	110,000	110,000
Common stock, $0.01 par value, 500,000 shares authorized; 99,672 and 89,366 Shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	997	894
Additional paid-in capital (net of offering costs of $74,748 and $70,238 at September 30, 2013 and December 31, 2012, respectively)	876,612	784,139
Accumulated distributions in excess of net income	(406,627)	(476,185)
Accumulated other comprehensive loss	(6,116)	(9,269)
Total stockholders’ equity	574,866	409,579

Noncontrolling interest	1,753	624
Total equity	576,619	410,203

Total liabilities and equity	$1,570,932	1,243,405

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Consolidated Statements of Operations and Comprehensive Income (unaudited)
(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Revenues:
Rental income	$34,504	28,815	91,556	84,288
Tenant recoveries	13,394	8,621	34,613	27,133
Other property income	2,360	512	3,348	1,786
Fee income from unconsolidated joint ventures	1,578	1,486	5,133	3,554
Total revenues	51,836	39,434	134,650	116,761

Expenses:
Property operating expenses	6,121	5,353	19,205	16,994
Real estate tax expense	10,419	7,328	25,856	21,545
Depreciation and amortization	20,151	13,502	47,089	41,939
Provision for asset impairment	—	—	369	479
General and administrative expenses	4,843	4,314	14,817	13,273
Total expenses	41,534	30,497	107,336	94,230

Operating income	10,302	8,937	27,314	22,531
Other income	534	391	1,733	2,853
Gain from settlement of receivables	—	—	3,095	—
Gain from change in control of investment properties	—	—	95,378	1,043
Loss on sale of investment properties	—	(105)	(202)	(104)
Gain on sale of joint venture interest	475	112	1,209	176
Interest expense	(9,291)	(9,088)	(25,811)	(26,993)
Income (loss) before income tax benefit (expense) of taxable REIT subsidiaries, equity in earnings of unconsolidated joint ventures and discontinued operations	2,020	247	102,716	(494)

Income tax benefit (expense) of taxable REIT subsidiaries	296	(334)	(1,499)	4,347
Equity in earnings of unconsolidated joint ventures	2,128	842	5,641	1,631
Income from continuing operations	4,444	755	106,858	5,484

Income from discontinued operations	1,219	904	9,691	1,738
Net income	5,663	1,659	116,549	7,222

Net loss attributable to the noncontrolling interest	33	28	19	103
Net income attributable to Inland Real Estate Corporation	5,696	1,687	116,568	7,325

Dividends on preferred shares	(2,209)	(2,185)	(6,715)	(5,663)
Net income (loss) attributable to common stockholders	$3,487	(498)	109,853	1,662

Basic and diluted earnings attributable to common shares per weighted average common share:

Income (loss) from continuing operations	$0.02	(0.02)	1.07	—
Income from discontinued operations	0.01	0.01	0.10	0.02
Net income (loss) attributable to common stockholders per weighted average common share — basic	$0.04	(0.01)	1.17	0.02

Weighted average number of common shares outstanding — basic	99,317	89,049	93,901	88,973

Income (loss) from continuing operations	$0.02	(0.02)	1.06	—
Income from discontinued operations	0.01	0.01	0.10	0.02
Net income (loss) attributable to common stockholders per weighted average common share — diluted	$0.03	(0.01)	1.17	0.02

Weighted average number of common shares outstanding — diluted	99,648	89,049	94,169	89,109

Comprehensive income:
Net income (loss) attributable to common stockholders	$3,487	(498)	109,853	1,662
Unrealized gain (loss) on investment securities	(413)	190	(799)	(138)
Unrealized gain (loss) on derivative instruments	111	(602)	3,952	(1,869)
Comprehensive income (loss)	$3,185	(910)	113,006	(345)

Note: Basic and diluted Earnings Per Share may not foot due to rounding.

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Funds From Operations (unaudited)
(in thousands, except per share data)

Non-GAAP Financial Measures

We consider FFO a widely accepted and appropriate measure of performance for a REIT. FFO provides a supplemental measure to compare our performance and operations to other REITs. Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours. As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated entities in which the REIT holds an interest. In addition, NAREIT has further clarified the FFO definition to add-back impairment write-downs of depreciable real estate or of investments in unconsolidated entities that are driven by measurable decreases in the fair value of depreciable real estate. We have adopted the NAREIT definition for computing FFO. We adjust FFO for the impact of non-cash impairment charges of non-depreciable real estate, net of taxes recorded in comparable periods, in order to present the performance of our core portfolio operations. Management uses the calculation of FFO and FFO adjusted for several reasons. FFO is used in certain employment agreements to determine incentives payable by us to certain executives, based on our performance. Additionally, we use FFO and FFO adjusted to compare our performance to that of other REITs in our peer group. The calculation of FFO may, however, vary from entity to entity because capitalization and expense policies tend to vary from entity to entity. Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO. Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs. FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. The following table reflects our FFO and FFO adjusted for the periods presented, reconciled to net income (loss) attributable to common stockholders for these periods.

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Net income (loss) attributable to common stockholders	$3,487	(498)	109,853	1,662
Gain on sale of investment properties	(524)	(722)	(5,266)	(722)
Gain from change in control of investment properties	—	—	(95,378)	(1,043)
Impairment of depreciable operating property	—	—	555	479
Equity in depreciation and amortization of unconsolidated joint ventures	3,835	6,839	14,925	18,023
Amortization on in-place lease intangibles	7,626	2,690	12,628	6,925
Amortization on leasing commissions	486	372	1,403	1,357
Depreciation, net of noncontrolling interest	12,169	10,716	33,495	34,683
Funds From Operations attributable to common stockholders	$27,079	19,397	72,215	61,364

Gain from settlement of receivables	—	—	(3,095)	—
Impairment loss, net of taxes:
Impairment of investment securities	—	—	98	—
Provision for asset impairment included in equity in earnings of unconsolidated joint ventures	—	—	506	—
Other non-cash adjustments	—	90	—	296
Provision for income taxes:
Income tax adjustments	(1,021)	—	(1,021)	(4,810)
Funds From Operations attributable to common stockholders, adjusted	$26,058	19,487	68,703	56,850

Net income (loss) attributable to common stockholders per weighted average common share — basic	$0.04	(0.01)	1.17	0.02

Net income (loss) attributable to common stockholders per weighted average common share — diluted	$0.03	(0.01)	1.17	0.02

Funds From Operations attributable to common stockholders, per weighted average common share — basic and diluted	$0.27	0.22	0.77	0.69

Funds From Operations attributable to common stockholders, adjusted, per weighted average common share — basic and diluted	$0.26	0.22	0.73	0.64

Weighted average number of common shares outstanding, basic	99,317	89,049	93,901	88,973
Weighted average number of common shares outstanding, diluted	99,648	89,229	94,169	89,109

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Earnings Before Interest, Taxes, Depreciation and Amortization (unaudited)
(in thousands, except per share data)

EBITDA is defined as earnings (losses) from operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization expense; and (4) gains (loss) on non-operating property. We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance. By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure. By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio. Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing. EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

We believe EBITDA is an important non-GAAP measure. We utilize EBITDA to calculate our interest expense coverage ratio, which equals EBITDA divided by total interest expense. We believe that using EBITDA, which excludes the effect of non-operating expenses and non-cash charges, all of which are based on historical cost and may be of limited significance in evaluating current performance, facilitates comparison of core operating profitability between periods and between REITs, particularly in light of the use of EBITDA by a seemingly large number of REITs in their reports on Forms 10-Q and 10-K. We believe that investors should consider EBITDA in conjunction with net income and the other required U.S. GAAP measures of our performance to improve their understanding of our operating results. We adjust EBITDA for the impact of non-cash impairment charges in comparable periods, in order to present the performance of our core portfolio operations.

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Net income attributable to Inland Real Estate Corporation	$5,696	1,687	116,568	7,325
Gain on sale of investment properties	(524)	(722)	(5,266)	(722)
Gain from change in control of investment properties	—	—	(95,378)	(1,043)
Income tax (benefit) expense of taxable REIT subsidiaries	(296)	334	1,499	(4,347)
Interest expense	9,291	9,088	25,811	26,993
Interest expense associated with discontinued operations	—	67	116	200
Interest expense associated with unconsolidated joint ventures	1,875	3,023	7,610	8,572
Depreciation and amortization	20,151	13,502	47,089	41,939
Depreciation and amortization associated with discontinued operations	113	290	483	1,071
Depreciation and amortization associated with unconsolidated joint ventures	3,835	6,839	14,925	18,023
EBITDA	40,141	34,108	113,457	98,011

Gain from settlement of receivables	—	—	(3,095)	—
Impairment loss, net of taxes:
Impairment of depreciable operating property	—	—	555	479
Impairment of investment securities	—	—	98	—
Provision for asset impairment included in equity in earnings of unconsolidated joint ventures	—	—	506	—
Other non-cash adjustments	—	90	—	296
EBITDA, adjusted	$40,141	34,198	111,521	98,786

Total Interest Expense	$11,166	12,178	33,537	35,765

EBITDA: Interest Expense Coverage Ratio	3.6	2.8	3.4	2.7

EBITDA: Interest Expense Coverage Ratio, adjusted	3.6	2.8	3.3	2.8

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Same Store Net Operating Income (unaudited)
(in thousands, except per share data)

The following schedule presents same store net operating income, for our consolidated portfolio, which is the net operating income of properties owned in both the three and nine months ended September 30, 2013 and 2012, along with other investment properties' net operating income. Same store net operating income is considered a non-GAAP financial measure because it does not include straight-line rental income, amortization of lease intangibles, interest, depreciation, amortization and bad debt expense. We provide same store net operating income as another metric to compare the results of property operations for the three and nine months ended September 30, 2013 and 2012. We also provide a reconciliation of these amounts to the most comparable GAAP measure, net income (loss) attributable to common stockholders.

	Three months ended September 30,			Nine months ended September 30,
Consolidated	2013	2012	% Change	2013	2012	% Change
Rental income and tenant recoveries:
"Same store" investment properties, 90 properties
Rental income	$25,590	25,594	—%	77,099	75,401	2.3%
Tenant recovery income	9,438	8,222	14.8%	28,827	25,712	12.1%
Other property income	2,324	451	415.3%	3,206	1,674	91.5%
"Other investment properties”
Rental income	8,928	2,655		14,517	7,808
Tenant recovery income	3,956	399		5,786	1,421
Other property income	36	61		142	112
Total property income	$50,272	37,382		129,577	112,128

Property operating expenses:
"Same store" investment properties, 90 properties
Property operating expenses	$4,561	4,271	6.8%	15,407	13,653	12.8%
Real estate tax expense	7,088	6,974	1.6%	21,083	20,212	4.3%
"Other investment properties"
Property operating expenses	1,249	263		2,169	973
Real estate tax expense	3,331	354		4,773	1,333
Total property operating expenses	$16,229	11,862		43,432	36,171

Property net operating income
"Same store" investment properties	25,703	23,022	11.6%	72,642	68,922	5.4%
"Other investment properties"	8,340	2,498		13,503	7,035
Total property net operating income	$34,043	25,520		86,145	75,957

Other income:
Straight-line rents	$129	71		485	538
Amortization of lease intangibles	(143)	495		(545)	541
Other income	534	391		1,733	2,853
Fee income from unconsolidated joint ventures	1,578	1,486		5,133	3,554
Gain from settlement of receivables	—	—		3,095	—
Gain from change in control of investment properties	—	—		95,378	1,043
Loss on sale of investment properties	—	(105)		(202)	(104)
Gain on sale of joint venture interest	475	112		1,209	176

Equity in earnings of unconsolidated joint ventures	2,128	842		5,641	1,631

Other expenses:
Income tax benefit (expense) of taxable REIT subsidiaries	296	(334)		(1,499)	4,347
Bad debt expense	(311)	(819)		(1,629)	(2,368)
Depreciation and amortization	(20,151)	(13,502)		(47,089)	(41,939)
General and administrative expenses	(4,843)	(4,314)		(14,817)	(13,273)
Interest expense	(9,291)	(9,088)		(25,811)	(26,993)
Provision for asset impairment	—	—		(369)	(479)

Income from continuing operations	4,444	755		106,858	5,484
Income from discontinued operations	1,219	904		9,691	1,738
Net income	5,663	1,659		116,549	7,222

Net loss attributable to the noncontrolling interest	33	28		19	103
Net income attributable to Inland Real Estate Corporation	5,696	1,687		116,568	7,325

Dividends on preferred shares	(2,209)	(2,185)		(6,715)	(5,663)

Net income (loss) attributable to common stockholders	$3,487	(498)		109,853	1,662

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Balance Sheets - Pro Rata Consolidation (unaudited)
(in thousands, except per share data)

The following schedules present our pro-rata consolidated financial statements as of and for the three months and year ended September 30, 2013, reconciled to our U.S. GAAP financial statements. These financial statements are considered non-GAAP because they include financial information related to unconsolidated joint ventures accounted for under the equity method of accounting. We provide these statements to include the pro rata amounts of all properties under management in order to better compare our overall performance and operating metrics to those of other REITs in our peer group.

	Consolidated Balance Sheets September 30, 2013	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Pro-rata Consolidated Balance Sheets
Assets:
Investment properties:
Land	$397,981	—	79,190	1,063	6,563	484,797
Construction in progress	16,582	—	2,362	14,788	—	33,732
Building and improvements	1,157,434	—	194,115	4,264	12,885	1,368,698
	1,571,997	—	275,667	20,115	19,448	1,887,227
Less accumulated depreciation	342,807	—	13,070	—	101	355,978
Net investment properties	1,229,190	—	262,597	20,115	19,347	1,531,249
Cash and cash equivalents	18,891	(1,745)	7,828	81	28	25,083
Investment in securities	4,587	—	—	—	—	4,587
Accounts receivable, net	36,723	—	5,902	32	183	42,840
Investment in and advances to unconsolidated joint ventures	127,539	—	(102,338)	(12,670)	(8,181)	4,350
Acquired lease intangibles, net	112,136	—	39,465	—	2,462	154,063
Deferred costs, net	20,949	—	2,282	77	185	23,493
Other assets	20,917	—	1,807	86	1,217	24,027
Total assets	$1,570,932	(1,745)	217,543	7,721	15,241	1,809,692

Liabilities:
Accounts payable and accrued expenses	$53,152	(53)	6,665	1,718	161	61,643
Acquired below market lease intangibles, net	44,179	—	15,532	—	1,090	60,801
Distributions payable	5,107	—	—	—	—	5,107
Mortgages payable	514,873	—	134,849	8,254	12,579	670,555
Unsecured credit facilities	335,000	—	—	—	—	335,000
Convertible notes	28,674	—	—	—	—	28,674
Other liabilities	13,328	8	3,429	1,835	479	19,079
Total liabilities	994,313	(45)	160,475	11,807	14,309	1,180,859

Stockholders’ Equity:
Preferred stock	110,000	—	—	—	—	110,000
Common stock	997	—	—	—	—	997
Additional paid-in capital	876,612	—	119	—	—	876,731
Accumulated distributions in excess of net income	(406,627)	53	56,949	(4,086)	932	(352,779)
Accumulated other comprehensive loss	(6,116)	—	—	—	—	(6,116)
Total stockholders’ equity	574,866	53	57,068	(4,086)	932	628,833

Noncontrolling interest	1,753	(1,753)	—	—	—	—
Total equity	576,619	(1,700)	57,068	(4,086)	932	628,833

Total liabilities and equity	$1,570,932	(1,745)	217,543	7,721	15,241	1,809,692

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Statements of Operations - Pro Rata Consolidation (unaudited)
(in thousands, except per share data)

Three months ended September 30, 2013	Consolidated Statement of Operations	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Pro-rata Consolidated Statement of Operations
Revenues:
Rental income	$34,504	6,854	—	423	41,781
Tenant recoveries	13,394	3,373	—	49	16,816
Other property income	2,360	42	—	—	2,402
Fee income from unconsolidated joint ventures	1,578	—	—	—	1,578
Total revenues	51,836	10,269	—	472	62,577

Expenses:
Property operating expenses	6,121	1,057	25	64	7,267
Real estate tax expense	10,419	2,193	26	31	12,669
Depreciation and amortization	20,151	3,646	—	189	23,986
General and administrative expenses	4,843	135	1	—	4,979
Total expenses	41,534	7,031	52	284	48,901

Operating income	10,302	3,238	(52)	188	13,676

Other income	534	3	—	1	538
Gain on sale of joint venture interest	475	—	—	—	475
Interest expense	(9,291)	(1,612)	(123)	(140)	(11,166)
Income (loss) before income tax expense of taxable REIT subsidiaries, equity in earnings of unconsolidated joint ventures and discontinued operations	2,020	1,629	(175)	49	3,523

Income tax benefit of taxable REIT subsidiaries	296	—	—		296
Equity in earnings of unconsolidated joint ventures	2,128	(1,629)	175	(49)	625
Income from continuing operations	4,444	—	—	—	4,444

Income from discontinued operations	1,219	—	—	—	1,219
Net income	5,663	—	—	—	5,663

Net loss attributable to the noncontrolling interest	33	—	—	—	33
Net income attributable to Inland Real Estate Corporation	5,696	—	—	—	5,696

Dividends on preferred shares	(2,209)	—	—	—	(2,209)
Net income attributable to common stockholders	$3,487	—	—	—	3,487

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Statements of Operations - Pro Rata Consolidation (unaudited)
(in thousands, except per share data)

Nine months ended September 30, 2013	Consolidated Statement of Operations	IN Retail Fund LLC (NYSTRS) (1)	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Pro-rata Consolidated Statement of Operations
Revenues:
Rental income	$91,556	6,329	20,155	20	1,903	119,963
Tenant recoveries	34,613	3,134	9,878	17	199	47,841
Other property income	3,348	46	168	—	—	3,562
Fee income from unconsolidated joint ventures	5,133	—	—	—	—	5,133
Total revenues	134,650	9,509	30,201	37	2,102	176,499

Expenses:
Property operating expenses	19,205	1,214	4,304	120	244	25,087
Real estate tax expense	25,856	2,515	6,077	79	141	34,668
Depreciation and amortization	47,089	2,814	11,312	10	789	62,014
Provision for asset impairment	369	—	—	692	—	1,061
General and administrative expenses	14,817	25	445	1	—	15,288
Total expenses	107,336	6,568	22,138	902	1,174	138,118

Operating income	27,314	2,941	8,063	(865)	928	38,381

Other income	1,733	2	5	9	1	1,750
Gain from settlement of receivables	3,095	—	—	—	—	3,095
Gain from change in control of investment properties	95,378	—	—	—	—	95,378
Loss on sale of investment properties	(202)	—	—	—	—	(202)
Gain on sale of joint venture interest	1,209	—	—	—	—	1,209
Interest expense	(25,811)	(1,819)	(4,809)	(347)	(635)	(33,421)
Income (loss) before income tax benefit (expense) of taxable REIT subsidiaries, equity in earnings of unconsolidated joint ventures and discontinued operations	102,716	1,124	3,259	(1,203)	294	106,190

Income tax expense of taxable REIT subsidiaries	(1,499)	—	—	—		(1,499)
Equity in earnings of unconsolidated joint ventures	5,641	(1,124)	(3,259)	1,203	(294)	2,167
Income from continuing operations	106,858	—	—	—	—	106,858

Income from discontinued operations	9,691	—	—	—	—	9,691
Net income	116,549	—	—	—	—	116,549

Net income attributable to the noncontrolling interest	19	—	—	—	—	19
Net income attributable to Inland Real Estate Corporation	116,568	—	—	—	—	116,568

Dividends on preferred shares	(6,715)	—	—	—	—	(6,715)
Net income (loss) attributable to common stockholders	$109,853	—	—	—	—	109,853

(1)    Includes results through the June 3, 2013 acquisition date.

13